BYE-LAWS OF
Golar LNG Limited

Amended and Adopted on September 28, 2007 and further amended on September 20, 2013 and further amended at the Annual General Meeting of the Company held on September 24, 2020.

                     /s/ Georgina Sousa

                    Name: Georgina Sousa

                    Title: Secretary

INTERPRETATION
1.In these Bye-Laws unless the context otherwise requires-
•"Associate" means:
(a)    in respect of an individual, such individual's spouse, former spouse, sibling, aunt, uncle, nephew, niece or lineal ancestor or descendant, including any step-child and adopted child and their issue and step parents and adoptive parents and their issue or lineal ancestors;
(b)     in respect of an individual, such individual's partner and such partner's relatives (within the categories set out in (a) above);
(c)     in respect of an individual or body corporate, an employer or employee (including, in relation to a body corporate, any of its directors or officers);
(d)     in respect of a body corporate, any person who controls such body corporate, and any other body corporate if the same person has control of both or if a person has control of one and persons who are his Associates, or such person and persons who are his Associates, have control of the other, or if a group of two or more persons has control of each body corporate, and the groups either consist of the same persons or could be regarded as consisting of the same persons by treating (in one or more cases) a member of either group as replaced by a person of whom he is an Associate. For the purposes of this paragraph, a person has "control" of a body corporate if either (i) the directors of the body corporate or of any other body corporate which has control of it (or any of them) are accustomed to acting in accordance with his instructions or (ii) he is entitled to exercise, or control the exercise of, one-third or more of the votes attaching to all of the issued shares of the body corporate or of another body corporate which has control of it (provided that where two or more persons acting in concert satisfy either of the above conditions, they are each to be taken as having control of the body corporate);
•"Bermuda" means the Islands of Bermuda;
•"Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;
•"Business Day" means a day on which banks are open for the transaction of general banking business in each of Oslo, Norway, New York, USA and Hamilton, Bermuda;
•"Company" means the company incorporated in Bermuda under the name of Golar LNG Limited on the 10th day of May, 2001;
•"Companies Acts" means every Bermuda statute from time to time in force concerning limited companies insofar as the same applies to the Company;
•“Electronic Record” means a record created, stored, generated, received or communicated by electronic means and includes any electronic code or device necessary to decrypt or interpret such a record;
•"Extraordinary Resolution" means a resolution passed by a majority of not less than two-thirds of the votes cast at a general meeting of the Company;
•"Listing Exchange" means any stock exchange or quotation system upon which any of the shares of the Company are listed from time to time;
•"Ordinary Resolution" means a resolution passed by a simple majority of votes cast at a general meeting of the Company;

•"Oslo Stock Exchange" means the Oslo Stock Exchange;
•"paid up" means paid up or credited as paid up;
•“Principal Act” means The Companies Act, 1981 (Bermuda) as amended, restated or re-enacted from time to time;
•"Register" means the Register of Shareholders of the Company and includes any branch Register;
•"Registered Office" means the registered office for the time being of the Company;
•"Registrar" means such person or body corporate as may, from time to time, be appointed by the Board as Registrar;
•"Registration Office" means the place where the Board may from time to time determine to keep a branch Register of Shareholders and where (except in cases where the Board otherwise directs) the transfer and documents of title are to be lodged for registration;
•“Resident Representative” means any person appointed to act as the resident representative of the Company and includes any deputy or assistant resident representatives;
•"Seal" means the common seal of the Company and includes any duplicate thereof;
•"Secretary" includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;.3
•"Shareholder" means a shareholder of the Company;
•"these Bye-Laws" means these Bye-Laws in their present form or as from time to time amended;
•“Treasury Shares” means any share of the Company that was acquired and held by the Company, or as treated as having been acquired and held by the Company which has been hold continuously by the Company since it was acquired and which has not been cancelled;
•"VPS" means "Verdipapirsentralen", the computerized central share registry maintained in Oslo, Norway for bodies corporate whose shares are listed for trading on the Oslo Stock Exchange, and includes any successor registry;
•for the purpose of these Bye-Laws a body corporate shall be deemed to be present in person if its representative duly authorized pursuant to the Companies Acts is present;
•words importing the singular number also include the plural number and vice versa;
•words importing the masculine gender also include the feminine and neuter genders respectively;
•words importing persons also include companies and associations or bodies of persons, whether corporate or unincorporated;
•references to writing shall include typewriting, printing, lithography, facsimile, photography and other modes of reproducing or reproducing words in a legible and non-transitory form;
•unless otherwise defined herein, any words or expressions defined in the Principal Act in force on the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be);

•any reference in these Bye-Laws to any statute or section thereof shall, unless expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time;
•headings in these Bye-Laws are inserted for convenience of reference only and shall not affect the construction thereof.
REGISTERED OFFICE
2.The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.
SHARE RIGHTS
3.    Subject to the Companies Acts and any special rights conferred on the holders of any other share of class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Ordinary Resolution determine.
4.    Subject to the Companies Acts, any preference shares may, with the sanction of an Ordinary Resolution, be issued on terms:
(a)    that they are to be redeemed on the happening of a specified event or on a given date; and/or
(b)     that they are liable to be redeemed at the option of the Company; and/or
(c)     if authorized by the memorandum of association or incorporating Act of the Company, that they are liable to be redeemed at the option of the holder.
The terms and manner of redemption shall be either as the Company may in general meeting determine or, in the event that the Company in general meeting may have so authorized, as the Board of Directors or any committee thereof may by resolution determine before the issuance of such shares.
5.    At any time that the Company holds Treasury Shares, all of the rights attaching to the Treasury Shares shall be suspended and shall not be exercised by the Company. Without limiting the generality of the foregoing, if the Company holds Treasury Shares, the Company shall not have any right to attend and vote at a general meeting or sign written resolutions and any purported exercise of such a right is void.
6.    Except where required by the Principal Act, Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital or shares of the Company.

MODIFICATION OF RIGHTS
7.    Subject to the Companies Acts, all or any of the rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five percent in nominal value of the issued shares of that class or with the sanction of a resolution passed by a majority of seventy-five percent of the votes cast at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that:

(a)    the necessary quorum at any such meeting shall be two or more persons (or in the event that there is only one holder of the shares of the relevant class, one person) holding or representing by proxy in the aggregate at least one third in nominal value of the shares of the relevant class;
(b)     every holder of shares of the relevant class present in person or by proxy shall be entitled on a poll to one vote for every such share held by him; and
(c)     any holder of shares of the relevant class present in person or by proxy may demand a poll.
8.     The rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.
POWER TO PURCHASE OWN SHARES
9.    The Company shall have the power to purchase its own shares for cancellation.
10.    The Company shall have the power to acquire its own shares to be held as Treasury Shares.
11.    The Board may exercise all of the powers of the Company to purchase or acquire its own shares, whether for cancellation or to be held as Treasury Shares in accordance with the Principal Act.
SHARES
12.    Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as the Board may determine.
13.    The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.
14.    Except as ordered by a court of competent jurisdiction, as required by law or as otherwise provided in these Bye-Laws, no person shall be recognized by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognize (even when having notice thereon) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.
15.    No shares shall be issued until they are fully paid except as may be prescribed by an Ordinary Resolution.
CERTIFICATES
16.    The preparation, issue and delivery of certificates shall be governed by the Companies Acts. A person whose name is entered in the Register as the holder of any shares shall be entitled to receive within two months of a demand for same a certificate for such shares under the Seal of the Company as prima facie evidence of title of such person to such shares. In the case of a share held jointly by several persons, delivery of a certificate for such share to one of several joint holders shall be sufficient delivery to all.
17.    If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence, indemnity and payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

18.    All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by mechanical means or may be printed thereon or that such certificates need not be signed by any persons.
LIEN
19.    The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.
20.    The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment has been served on the holder for the time being of the share.
21.    The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.
CALLS ON SHARES
22.    The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least seven days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.
23.    A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.
24.    The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
25.    If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.
26.    Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non- payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
27.    The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE OF SHARES
28.    If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.
29.    The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or installment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, reference in these Bye- Laws to forfeiture shall include surrender.
30.    If the requirements of any such notice as aforesaid are not compiled with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect.
Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.
31.    When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.
32.    A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and, at any time before a sale, re-allotment or disposition, the forfeiture may be cancelled on such terms as the Board may think fit.
33.    A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

34.    An affidavit in writing that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorize some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.
REGISTER OF SHAREHOLDERS
35.    The Secretary shall establish and maintain the Register of Shareholders at the Registered Office in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register of Shareholders shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 14.
36.    Subject to the Companies Act, the Company may keep a branch Register of Shareholders in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such Register and maintaining a Registration Office in connection therewith.
REGISTER OF DIRECTORS AND OFFICERS
37.    The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00a.m. and 12:00 noon on every working day.
TRANSFER OF SHARES
38.    Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable and to the provisions of any applicable United States securities laws including without limitation the United States Securities Act, 1933, as amended, and the rules promulgated thereunder, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve
39.    The instrument of transfer of a share shall be signed by or on behalf of the transferor and, where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Should the Company be permitted to do so under the laws of Bermuda, the Board may, either generally or in any particular case, upon request by the transferor or the transferee, accept mechanically or electronically (including a transfer by a London Stock Exchange nominee to whom no certificate was issued) executed transfer and may also make such regulations with respect to transfer in addition to the provisions of these Bye-Laws as it considers appropriate. The Board may, in its absolute discretion, decline to register any transfer of any share which is not a fully-paid share.
•The Board shall decline to register the transfer of any share, and shall direct the Registrar to decline (and the Registrar shall decline) to register the transfer of any interest in any share held through the VPS, to a person where the Board is of the opinion that such transfer might breach any law or requirement of any authority or any Listing Exchange until it has received such evidence as it may require to satisfy itself that no such breach would occur.

•The Board may decline to register the transfer of any share, and may direct the Registrar to decline (and the Registrar shall decline if so requested) to register the transfer of any interest in any share held through the VPS, if the registration of such transfer would be likely, in the opinion of the Board, to result in fifty percent or more of the aggregate issued share capital of the Company or shares of the Company to which are attached fifty percent or more of the votes attached to all outstanding shares of the Company being held or owned directly or indirectly, (including, without limitation, through the VPS) by a person or persons resident for tax purposes in a jurisdiction which applies a controlled foreign company tax legislation or a similar tax regime which, in the Board's opinion, will have the effect that Shareholders are taxed individually for a proportion of the Company's profits (a "CFT Jurisdiction"), provided that this provision shall not apply to the registration of shares in the name of the Registrar as nominee of persons whose interests in such shares are reflected in the VPS, but shall apply, mutatis mutandis, to interests in shares of the Company held by persons through the VPS.
•For the purposes of this Bye-Law 39, each Shareholder (other than the Registrar in respect of those shares registered in its name in the Register as nominee of persons whose interests in such shares are reflected in the VPS) shall be deemed to be resident for tax purposes in the jurisdiction specified in the address shown in the Register for such Shareholder, and each person whose interests in shares are reflected in the VPS shall be deemed to be resident for tax purposes in the jurisdiction specified in the address shown in the VPS for such person. If such Shareholder or person is not resident for tax purpose in such jurisdiction or if there is a subsequent change in his residence for tax purposes, such Shareholder shall notify the Company immediately of his residence for tax purposes.
•Where any Shareholder or person whose interests in shares are reflected in the VPS fails to notify the Company in accordance with the foregoing, the Board and the Registrar may suspend sine die such Shareholder's or person's entitlement to vote or otherwise exercise any rights attaching to the shares or interests therein and to receive payments of income or capital which become due or payable in respect of such shares or interests and the Company shall have no liability to such Shareholder or person arising out of the late payment or non-payment of such sums and the Company may retain such sums for its own use and benefit. In addition to the foregoing the Board and the Registrar may dispose of the shares in the Company or interests herein of such Shareholder or person at the best price reasonably obtainable in all the circumstances. Where a notice informing such Shareholder or person of the proposed disposal of his shares or interests therein has been served, his shares or interest therein may not be transferred otherwise than in accordance with this Bye-Law 39 and any other purported transfer of such shares or interests therein shall not be registered in the books of the Company or the VPS and shall be null and void.
•The provision of these Bye-Laws relating to the protection of purchaser of shares sold under lien or upon forfeiture shall apply mutatis mutandis to a disposal of shares or interests therein by the Company or the Registrar in accordance with this Bye-Law.
•Without limiting the generality of the foregoing, the Board may also decline to register any transfer unless:-
(i)the instrument of transfer is duly stamped and lodged with the Company accompanied by the certificate for the shares to which it relates if any and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;
(ii)the instrument of transfer is in respect of only one class of share; and
(iii)where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

•Subject to any directions of the Board from time to time in force the Secretary may exercise the powers and discretion of the Board under this Bye-Law 39 and Bye-Laws 38 and 40.
•If fifty percent or more of the aggregate issued share capital of the Company or shares to which are attached fifty percent or more of the votes attached to all outstanding shares of the Company are found to be held or owned directly or indirectly (including, without limitation, through the VPS) by a person or persons resident for tax purposes in a CFT Jurisdiction, other than the Registrar in respect of those shares registered in its name in the Register as nominee of persons whose interests in such shares are reflected in the VPS, the Board shall make an announcement to such effect through the Listing Exchange(s), and the Board and the Registrar shall thereafter be entitled and required to dispose of such number of shares of the Company or interests therein held or owned by such persons as will result in the percentage of the aggregate issued share capital of the Company held or owned as aforesaid being less than fifty percent, and, for these purposes, the Board and the Registrar shall in such case dispose of shares or interests therein owned by persons resident for tax purposes in the CFT Jurisdiction in question on the basis that the shares or interests therein most recently acquired shall be the first to be disposed of (i.e. on the basis of last acquired first sold) save where there is a breach of the obligation to notify tax residency pursuant to the foregoing, in which event the shares or interests therein of the person in breach thereof shall be sold first. Shareholders shall not be entitled to raise any objection to the disposal of their shares, but the provisions of these Bye-Laws relating to the protection of purchasers of shares sold under lien or upon forfeiture shall apply mutatis mutandis to any disposal of shares or interests therein made in accordance with this Bye-Law.
40.    If the Board declines to register a transfer it shall, within sixty days after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.
41.    No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.
42.    The Company may dispose of or transfer Treasury Shares for cash or other consideration.

TRANSMISSION OF SHARES
43.    In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognized by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law 43, "estate representative" means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognized by the Company for the purpose of this Bye-Law.
44.    Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall signify his election by signing an instrument of transfer of such share in favor of that other person. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer shared by such Shareholder.
45.    A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.
46.    Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 43, 44and 45.
INCREASE OF CAPITAL
47.    The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Ordinary Resolution shall prescribe.
48.    The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.
ALTERATION OF CAPITAL
49.    The Company may from time to time by Ordinary Resolution:
(a)    increase its capital as provided by Bye-Law 47.;
(b)    divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;
(c)    consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;
(d)    sub-divide its shares or any of them into shares of smaller amount than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, un paid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;
(e)    make provision for the issue and allotment of shares which do not carry any voting rights;
(f)    cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled;
(g)    change the currency denomination of its share capital.
Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law 49, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the

Shareholders who would have been entitled to the fractions, and, for this purpose, the Board may authorize some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.
50.    Subject to the provisions of the Companies Act and to any confirmation or consent required by law or these Bye-Laws, the Company may by Ordinary Resolution from time to time convert any preference shares into redeemable preference shares.
51.    The Company may from time to time purchase its own shares on such terms and in such manner as may be authorized by the Board of Directors, subject to the rules, if applicable, of the Listing Exchange(s).
In the event the Company conducts a tender offer for its shares, any such offer which is made through the facilities of any or all Listing Exchange(s) shall be expressed as being conditional upon no Shareholders or persons resident for tax purposes in a CFT Jurisdiction owning or controlling fifty percent or more of the issued share capital or the votes attaching to the issued and outstanding share capital of the Company following such purchase.
Any share so purchased shall be treated as cancelled, and the amount of the Company's issued share capital shall be diminished by the nominal value of the shares purchased, but such purchase shall not be taken as reducing the amount of the Company's authorized share capital.
REDUCTION OF CAPITAL
52.    Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Ordinary Resolution authorize the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.
53.    In relation to any such reduction the Company may by Ordinary Resolution determine the terms upon which such reduction is to be effected, including, in the case of a reduction of part only of a class of shares, those shares to be affected.
GENERAL MEETINGS AND WRITTEN RESOLUTIONS
54.    (a)    The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places subject to the limitation set out below as the Board shall appoint. The Board may whenever it thinks fit, and shall when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings. Any such Annual or Special General Meeting shall be held at the Registered Office of the Company in Bermuda or such other location suitable for such purpose and in no event shall any such Annual or Special General Meeting be held in the United Kingdom or in a CFT Jurisdiction.
    (b)    Except in the case of the removal of auditors and directors, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the shareholders of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by a simple majority of all of the Shareholders (or such greater majority as is required by the Companies Acts or these Bye-Laws) or their proxies, or in the case of a shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution. Such resolution in writing may be signed by, or in the case of a shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, all the Shareholders of the Company, or any class thereof, in as many counterparts as may be necessary.

    (c)    A resolution in writing is passed when the resolution is signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, such number of the Shareholders of the Company who at the date of the notice represent such majority of votes as would be required if the resolution had been voted on at a meeting of the Shareholders.

(d)    A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of shareholders of the Company, as the case may be. A resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

(e)    Notice of any resolution to be made pursuant to Bye-Law 54. (b) shall be given, and a copy of the resolution shall be circulated, to all Shareholders who would be entitled to attend a meeting and vote on the resolution in the same manner as that required for a notice of a meeting of the Shareholders at which the resolution could have been considered except that any requirement in the Companies Acts or these Bye-Laws as to the length of the period of notice shall not apply.

NOTICE OF GENERAL MEETINGS
55.    An Annual General Meeting shall be called by not less than seven days notice in writing and a Special General Meeting shall be called by not less than seven days notice in writing. The notice period shall be exclusive of the day on which the notice is served or deemed to be served and of the day on which the meeting to which it relates is to be held and shall specify the place, day and time of the meeting, and in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company. Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:
(a)     in the case of a meeting called as an Annual General Meeting by all the Shareholders entitled to attend and vote thereat;
(b)     in the case of any other meeting by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent in nominal value of the shares giving that right; provided that notwithstanding any provision of these Bye-Laws, no Shareholder shall be entitled to attend any general meeting unless notice in writing of the intention to attend and vote in person or by proxy signed by or on behalf of the Shareholder (together with the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof) addressed to the Secretary is deposited (by post, courier, facsimile transmission or other electronic means) at the Registered Office at least 48 hours before the time appointed for holding the general meeting or adjournment thereof.
56.    The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to or the non-receipt of notice of a meeting or such instrument of proxy by any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

57.    The Board may convene a Special General Meeting whenever it thinks fit. A Special General Meeting shall also be convened by the Board on the written requisition of Shareholders holding at the date of the deposit of the requisition not less than one tenth in nominal value of the paid-up capital of the Company which as at the date of the deposit carries the right to vote at a general meeting of the Company. The requisition must state the purposes of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company, and may consist of several documents in like form each signed by one or more of the requisitionists.
PROCEEDINGS AT GENERAL MEETING
58.    No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-laws, at least two Members present in person or by proxy and entitled to vote (whatever the number of shares held by them) shall be a quorum for all purposes.
59.    If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders or, in the event that there is only one Shareholder, one Shareholder, present in person or by proxy (whatever the number of shares held by them) shall be a quorum. The Company shall give not less than five days notice of any meeting adjourned through want of a quorum and such notice shall state that two Shareholders or, in the event that there is only one Shareholder, one Shareholder, present in person or by proxy (whatever the number of shares held by them) shall be a quorum.
60.    A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such meeting shall constitute presence in person at such meeting.
61.    Each Director and the Company's auditor and Secretary shall be entitled to attend and speak at any general meeting of the Company.
62.    The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.
63.    The chairman of the meeting may, with the consent of those present at any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.
64.    Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING
65.    Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by Ordinary Resolution.
66.    The Board may, with the sanction of an Ordinary Resolution, amalgamate the Company with another company (whether or not the Company is the surviving company and whether or not such an amalgamation involves a change in the jurisdiction of the Company).
67.    At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a)    the chairman of the meeting; or
(b)    at least three shareholders present in person or represented by proxy; or
(c)    any shareholder or shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the shareholders having the right to vote at such meeting; or
(d)    a shareholder or shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to at least one-tenth of the total sum paid up on all such shares conferring such right.
Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, or on a count of votes received in the form of electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.
68.    A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forth with. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.
69.    The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll whichever is the earlier.
70.    On a poll, votes may be cast either personally or by proxy.
71.    A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.
72.    If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.
73.    In the case of any equality of votes at a general meeting, whether on a show of hands or on a count of votes received in the form of electronic records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote.

74.    Subject to the provisions of these Bye-Laws and to any special rights or restrictions as to voting for the time being attached to any shares, every Shareholder who is present in person or by proxy or proxies shall have one vote for every share of which he is the holder.
75.    In the case of joint holders of a share, the vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.
76.    A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.
77.    No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.
78.    If (i) any objection shall be raised to the qualification of any voter or (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.
PROXIES AND CORPORATE REPRESENTATIVES
79.    A Shareholder may appoint one or more proxies to attend at a general meeting of the Company and to vote on his behalf and proxies appointed by a single Shareholder need not all exercise their vote in the same manner. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorized by him in writing or, if the appointor is a body corporate, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same.
80.    Any Shareholder may appoint a standing proxy or (if a body corporate) representative by depositing at the Registered Office a proxy or (if a body corporate) an authorization and such proxy or authorization shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office which, if permitted by the Principal Act, may be in the form of an electronic record. Where a standing proxy or authorization exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect of which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.
81.    Subject to Bye-Law 80, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office which, if permitted by the Principal Act, may be in the form of an electronic record, at the place of the meeting, or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment, or, in either case, or the case of a written resolution, in any document sent therewith, prior to the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequent to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.
82.    Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution, forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.
83.    A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office which, if permitted by the Principal Act may be in the form of an electronic record, the place of the meeting or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.
84.    Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorizations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings.
85.    Notwithstanding any other provision of these Bye-Laws, any Shareholder may appoint an irrevocable proxy by depositing at the Registered Office an irrevocable proxy and such irrevocable proxy shall be valid for all general meetings and adjournments thereof, or resolutions in writing, as the case may be, until terminated in accordance with its own terms, or until written notice of termination is received at the Registered Office signed by the proxy. The instrument creating the irrevocable proxy shall recite that it is constituted as such and shall confirm that it is granted with an interest. The operation of an irrevocable proxy shall not be suspended at any general meeting or adjournment thereof at which the Shareholder who has appointed such proxy is present and the Shareholder may not specially appoint another proxy to vote himself in respect of any shares which are the subject of the irrevocable proxy.

APPOINTMENT AND REMOVAL OF DIRECTORS
86.    The number of Directors shall be such number not less than two as the Company by Ordinary Resolution may from time to time determine and each Director shall, subject to the Companies Acts and these Bye-Laws, hold office until the next annual general meeting following his election or until his successor is elected. The Board shall at all times comprise a majority of Directors who are not resident in the United Kingdom.
87.    The Company shall at the Annual General Meeting and may in a general meeting by Ordinary Resolution determine the minimum and the maximum number of Directors and may by Ordinary Resolution determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company in any general meeting in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy.
88.    The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than fourteen days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election of another person as Director in his place or, in the absence of any such election, by the Board.
RESIGNATION AND DISQUALIFICATION OF DIRECTORS
89.    The office of a Director shall be vacated upon the happening of any of the following events:
(a)    if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;
(b)    if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that he shall be removed from office;
(c)    if he becomes bankrupt or compounds with his creditors;
(d)    if he is prohibited by law from being a Director; or
(e)    if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.
ALTERNATE DIRECTORS
90.    (a) The Company may by Ordinary Resolution elect a person or persons qualified to be Directors to act as Directors in the alternative to any of the Directors of the Company or may authorize the Board to appoint such Alternate Directors and a Director may appoint and remove his own Alternate Director.
Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office which, if permitted by the Principal Act may be in the form of an electronic record, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by Ordinary Resolution of the Company and, if appointed by the Board, may be removed by the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.
(b)    A Director may at any time, by notice in writing signed by him delivered to the Registered Office of the Company or at a meeting of the Board, appoint any person (including another Director) to act as Alternate Director in his place during his absence and may in like manner at any time determine such appointment. If such person is not another Director such appointment unless previously approved by the Board shall have effect only upon and subject to being so approved. The appointment of an Alternate Director shall determine on the happening of any event which, were he a Director, would cause him to vacate such office or if his appointor ceases to be a Director. No resident of the United Kingdom and no person who is physically located in the United Kingdom during a meeting of the Board may be elected or appointed as an Alternate Director.
DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

91.    The amount, if any, of Directors' fees shall from time to time be determined by the Company by Ordinary Resolution and in the absence of a determination to the contrary in general meeting, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable traveling, hotel and incidental expenses properly incurred in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other of these Bye-Laws.
DIRECTORS' INTERESTS
92.    (a) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other of these Bye-Laws.
(b)    A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.
(c)    Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested and may be a director or other officer of, employed by, a party to any transaction or arrangement with, or otherwise interested in any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other body corporate held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favor of any resolution appointing the Directors or any of them to be directors or officers of such other body corporate, or voting or providing for the payment of remuneration to the directors or officers of such other body corporate.
(d)    So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.
(e)    Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.
POWERS AND DUTIES OF THE BOARD
93.    Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company in general meeting, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions of the Company for the time being vested in or exercisable by the Board. To the extent permitted by the Companies Acts, the Board may agree that the Company shall not exercise, in whole or in part, any of the powers in the Companies Acts that are reserved to Shareholders.
94.    The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.
95.    All checks, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.
96.    The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person in connection with the provision of pensions.
97.    The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any, whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.
DELEGATION OF THE BOARD'S POWERS
98.    The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such power, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may revoke or vary any such delegation of power, but no person dealing in good faith with such delegate without notice of such revocation or variation shall be affected by such revocation or variation.
99.    The Board may entrust to and confer upon any Director or officer or, without prejudice to the provisions of Bye-Law 99, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.
100.    The Board may delegate any of its powers, authorities or discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit, provided that, where possible, such committee shall not comprise of a person or a majority of persons who are resident in the United Kingdom. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed upon it by the Board. The Board may revoke or vary any such delegation of its powers, authorities and discretions, but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.
PROCEEDINGS OF THE BOARD
101.    The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit, provided that Board meetings are to be held outside CFT Jurisdictions and the United Kingdom. Questions arising at any meeting shall be determined by a majority of votes cast. No Director (including the Chairman, if any, of the Board) shall be entitled to a second or casting vote. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting.
102.    Notice of a Board meeting shall be deemed to be duly given to a Director if it is sent to him by post, cable, telex, telecopier, electronic means or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. Written notice of Board meetings shall be given with reasonable notice being not less than 24 hours whenever practicable. A Director may waive notice of any meeting either prospectively or retrospectively.
103.    (a) The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be individuals constituting a majority of the Board, provided that a quorum shall not be present unless a majority of the Directors present are neither resident or physically located in the United Kingdom. Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.
(b)    Subject to the provisions of Bye-Law 96, a Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.
104.    So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.
105.    The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every meeting of the Board. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.
106.    The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.
107.    A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted, provided that no such resolution shall be valid and effective unless the signatures of all such directors or all such committee members are affixed outside of the United Kingdom. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.
108.    A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. A meeting of the Board or committee appointed by the Board held in the foregoing manner shall be deemed to take place at the place where the largest group of participating Directors or committee members has assembled or, if no such group exists, at the place where the chairman of the meeting participates which place shall, so far as reasonably practicable, be at the Registered Office of the Company or at an office of one of the group of companies of which the Company is a part, located outside of the United Kingdom. In no event shall the place where the largest group of participating Directors or committee members has assembled or, if no such group exists, the place where the chairman of the meeting participates, be located in the United Kingdom. The Board or relevant committee shall use its best endeavours to ensure that any such meeting is not deemed to have been held in a CFT Jurisdiction, and the fact that one or more Directors may be present at such teleconference by virtue of his being physically in a CFT Jurisdiction shall not deem such meeting to have taken place in such jurisdiction.
109.    All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorized by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorized.
OFFICERS
110.    The Board may appoint any person whether or not he is a Director to hold such other office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.
MINUTES
111.    The Directors shall cause minutes to be made and books kept for the purpose of recording:
(a)    all appointments of officers made by the Directors;
(b)    the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

(c)    all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees; and
(d)    all proceedings of managers (if any).

SECRETARY AND RESIDENT REPRESENTATIVE
112.    The Secretary and Resident Representative shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board.
The duties of the Secretary and Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.
113.    A provision of the Companies Acts or these Bye-Laws requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.
THE SEAL
114.    The Company may, but need not, have a Seal and one or more duplicate Seals for use in any place outside of Bermuda.
115.    If the Company has a Seal:
    (A)    The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and “Bermuda 2001” across the centre thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and “Bermuda 2001” typewritten across the centre thereof.
    (B)    The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which the Seal is affixed shall be signed by at least one Director or the Secretary or any two Directors, or by any person (whether or not a Director or the Secretary) who has been authorized either generally or specifically to attest to the use of a Seal;
    (C)    The Company may have a duplicate Seal for use abroad where and as the Directors shall determine and the Company may by writing under the Seal appoint any agents or agent or committee abroad to be the duly authorized agent of the Company for the purpose of affixing and using such duplicate Seal and they may impose such restrictions on the use thereof as may be thought fit. Wherever in the Bye-Laws reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such duplicate seal as aforesaid.
116.    The Secretary, a Director or the Resident Representative may affix and attest the Seal of the Company on any authenticated copies of these Bye-Laws, the incorporation documents of the Company, the minutes of any meeting or any other documents required to be authenticated by such Director, Officer or Resident Representative.
DIVIDENDS AND OTHER PAYMENTS

117.    The Board may from time to time declare cash dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company in the opinion of the Board, justifies such payment.
118.    Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:
(a)    all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;
(b)    dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.
119.    The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.
120.    No dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company unless otherwise provided by the rights attached to such share.
121.    Any dividend distribution, interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent through the mail addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk, and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.
122.    Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company, and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.
123.    The Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets and, in particular, of paid up shares or debentures of any other body corporate, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient and, in particular, may authorize any person to sell and transfer any fractions or may ignore fractions altogether and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.
RESERVES
124.    The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALIZATION OF PROFITS
125.    The Company may, upon the recommendation of the Board, at any time and from time to time resolve by Ordinary Resolution to the effect that it is desirable to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, provided that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully paid among such Shareholders, or partly in one way or partly in the other, and the Board shall give effect to such resolution, provided that for the purpose of this Bye-Law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.
126.    Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorize any person to sell and transfer any fractions, may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so, or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.
RECORD DATES
127.    Notwithstanding any other provision of these Bye-Laws the Directors may fix any date as the record date for:
(a)    determining the Members entitled to receive any dividend or other distribution and such record date may be on, or not more than 30 days before or after, any date on which such dividend or distribution is declared;
(b)    determining the Members entitled to receive notice of and to vote at any general meeting of the Company.
ACCOUNTING RECORDS
128.    The Board shall cause to be kept accounting records sufficient to give a fair presentation in all material respects of the state of the Company's affairs and to show and explain its transactions in accordance with the Companies Acts.

129.    The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit and shall at all times be open to inspection by the Directors; PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Director to ascertain with reasonable accuracy the financial position of the Company at the end of each three-month period. No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as required by any Listing Exchange, by law, by regulations or as authorized by the Board or by Ordinary Resolution.
130.    A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditor's report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts and (without prejudice to the generality of Bye-Law 135) upon the coming into force of Section 2A of the Principal Act, the requirements of this Bye-Law shall be met by the publication of the relevant document as an electronic record on a website designated for the purpose by the Company.
AUDIT
131.    Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine, save that the fees of the auditor shall be determined by Ordinary Resolution.

SERVICE OF NOTICES AND OTHER DOCUMENTS
132.    Any notice or other document (including a share certificate) shall be in writing (except where otherwise expressly stated) and may be served on or delivered to any Shareholder by the Company either personally or by sending it through the mail (by airmail where applicable) in a prepaid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by mail shall be deemed to have been served or delivered two Business Days after it was put in the mail; and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the mail.
133.    Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served two Business Days after its dispatch.
134.    Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has received notice of the death or bankruptcy or name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

135.    Upon Section 2A of the Principal Act coming into force, any notice or other document shall be deemed to be duly given to a Shareholder if it is delivered to such Shareholder by means of an electronic record in accordance with Section 2A of the Principal Act.
136.    Notwithstanding any other provisions of these Bye-Laws:

(a)    where there is a requirement under the Companies Acts or these Bye-Laws that the Company may provide a document to a person, or for the document to accompany another document, the requirement may be met by the delivery, or deemed delivery, of an electronic record of the document in accordance with this Bye-Law;

(b)    where there is a requirement under the Companies Acts or these Bye-Laws that a Shareholder provide a document to the Company, or for a document to accompany another document, the requirement may be met by the Shareholder by the delivery, or deemed delivery, of an electronic record of the document in accordance with this Bye-Law;

(c)    for the purposes of this Bye-Law, “to provide” includes to sent, forward, give, deliver, submit, file, deposit, furnish, issue, leave at, serve, circulate, lay, make available or lodge;

(d)    an electronic record of a document may be delivered to a person by communicating it by electronic means to the person at the address or number that has been notified by the person for the purposes of communication by electronic means;

(e)    an electronic record of a document is deemed to have been delivered to a person if it is published on a website and:
(i)    the person to whom the document is provided has agreed to have documents of that type provided by way of accessing them on a website instead of them being provided by other means;
(ii)    the document is a document of the type to which the agreement applies; and
(iii)    the person is notified in accordance with the agreement of the publication of the document on the website, the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website.
provided that, if there is a requirement that a person have access to a document for a specified period of time, the person must be notified of the publication of the document before the commencement of the period and the document must be published on the website throughout the whole of the period.

(f)    Nothing in the foregoing shall invalidate the deemed delivery of an electronic copy of a document if:
(i)    the document is published for at least part of the period; and

(ii)    the failure to publish it throughout the whole of the period is wholly attributable to circumstances that the Company could not reasonably have been expected to prevent or avoid.

WINDING UP
137.    If the Company shall be wound up, the liquidator may, with the sanction of an Extraordinary Resolution and any other sanction required by the Companies Acts, divide among the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.
INDEMNITY
138.    No Director, Alternate Director, Officer, member of a committee authorised under Bye-law 109, Resident Representative of the Company or their respective heirs, executors or administrators shall be liable for the acts, receipts, neglects, or defaults of any other such person or any person involved in the formation of the Company, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency of deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto.

139.    Every Director, Alternate Director, Officer, member of a committee constituted under Bye-Law 109, Resident Representative of the Company or their respective heirs, executors or administrators shall be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities loss damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Alternate Director, Officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as such Director, Alternate Director, Officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election.

140.    Every Director, Alternate Director, Officer, member of a committee constituted under Bye-Law 109, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Alternate Director, Officer, member of a committee constituted under Bye-Law 109, Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

141.    To the extent that any Director, Alternate Director, Officer, member of a committee constituted under Bye-Law 109, Resident Representative of the Company or any of their respective heirs, executors or administrators is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

142.    The Board may arrange for the Company to be insured in respect of all or any part of its liability under the provision of these Bye-laws and may also purchase and maintain insurance for the benefit of any Directors, Alternate Directors, Officers, person or member of a committee authorised under Bye-law 109, employees or Resident Representatives of the Company in respect of any liability that may be incurred by them or any of them howsoever arising in connection with their respective duties or supposed duties to the Company. This Bye-law shall not be construed as limiting the powers of the Board to effect such other insurance on behalf of the Company as it may deem appropriate.

143.    Notwithstanding anything contained in the Principal Act, the Company may advance moneys to an Officer or Director for the costs, charges and expenses incurred by the Officer or Director in defending any civil or criminal proceedings against them on the condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.

144.    Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director, Alternate Director, Officer of the Company, person or member of a committee authorised under Bye-law 109, Resident Representative of the Company or any of their respective heirs, executors or administrators on account of any action taken by any such person, or the failure of any such person to take any action in the performance of his duties, or supposed duties, to the Company or otherwise in relation thereto.

145.    The restrictions on liability, indemnities and waivers provided for in Bye-laws 138 to 144 inclusive shall not extend to any matter which would render the same void pursuant to the Companies Acts.

146.    The restrictions on liability, indemnities and waivers contained in Bye-laws 138 to 144 inclusive shall be in addition to any rights which any person concerned may otherwise be entitled by contract or as a matter of applicable Bermuda law.
ALTERATION OF BYE-LAWS
147.    These Bye-Laws may be amended from time to time in the manner provided for in the Companies Acts, provided that any such amendment shall only become operative to the extent that it has been confirmed by Ordinary Resolution.